Exhibit 10.27.2

NON-MANAGEMENT DIRECTOR DEFERRED STOCK AWARD AGREEMENT
Name of Non-Management Director: [Name]
Deferred Shares: [Shares]
This Agreement evidences the grant by Kansas City Southern (the “Company”) of Deferred Stock to the above-referenced “Director” on [Date] (the “Grant Date”) pursuant to the Kansas City Southern 2017 Equity Incentive Plan, as amended from time to time (the “Plan”). Any reference to the "2008 Stock Option and Performance Award Plan" in the attached Exhibit A is deemed a reference to the Plan. By accepting this Award, Director agrees to be bound in accordance with the provisions of the Plan, the terms and conditions of which are hereby incorporated in this Agreement by reference. Capitalized terms not defined herein shall have the same meaning as used in the Plan.
1. Deferred Stock. The number of shares of Deferred Stock subject to this Agreement shall be determined as of the Grant Date and shall be equal to (A) the aggregate value of the Director’s annual cash retainers (exclusive of meeting fees) which Director has elected on Exhibit A attached hereto to be paid in the form of Deferred Stock, divided by (B) the Fair Market Value per Share on the Grant Date. The number of shares shall be rounded down to the nearest whole number; no fractional shares may be granted. "Fair Market Value" will be based on the closing price on the trading day of the Grant Date.
2. Accounting for Deferred Stock. The Company shall maintain a separate bookkeeping account (the “Deferred Stock Account”) to reflect the shares of Deferred Stock subject to this Agreement.
3. Vesting. The Deferred Stock shall be 100% vested at all times.
4. Payment Following Separation or Other Specified Date. At the time Director ceases to be a member of the Board for any reason or any earlier date if elected by Director on Exhibit A, Director shall be entitled to receive payment equal to the number of shares of Deferred Stock subject to this Agreement. Such payment shall be made in whole Shares (with cash for fractional shares) in either (i) a single lump sum or (ii) annual installments over a period of not less than two years nor more than ten years. Director shall designate the time and form of payment on Exhibit A filed with the Secretary of the Company no later than the close of the year immediately preceding the year with respect to which this Agreement relates.
5. Payment Following Change of Control. Notwithstanding any other provision of the Agreement to the contrary, if a Change of Control of the Company occurs prior to the complete distribution of a Director’s Deferred Stock Account, then any portion of such benefit that has not theretofore been distributed shall be distributed in a single lump sum to Director (or, as applicable, his or her beneficiary) within ten days following the Change of Control. For purposes of this Agreement, no event shall be considered a Change of Control unless it also meets one of the following requirements (a "409A Change of Control"):

(a)
a majority of the members of the Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Board in office immediately prior to the date of such appointment or election; or

(b)
any person (meaning for purposes of this definition, “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act to the extent consistent with and not in violation of Code Section 409A) or group (meaning for purposes of this definition, “group” as such term is used in Section 13(d)(3) or 14(d)(2) of the 1934 Act to the extent

Exhibit 10.27.2

consistent with and not in violation of Code Section 409A) has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

(c)	any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

(d)
any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

If the event is not considered a 409A Change of Control, no payment shall be made until the earlier of the event being considered a 409A Change of Control or payment being triggered under another provision of this Agreement.
6. Payment Upon Death; Beneficiary Designation. Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. If Director fails to designate a beneficiary, Director’s surviving spouse (or estate, if not married) shall be deemed to be his or her beneficiary. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Director and filed with the Secretary of the Company.
7. Voting and Dividend Rights. Director shall have no voting rights with respect to the Deferred Stock awarded hereunder. Pursuant to Article 12 of the Plan, Director shall be entitled to receive Dividend Equivalents with respect to Director’s Deferred Stock subject to this Agreement. Such Dividend Equivalents shall be credited to the Deferred Stock Account as of the date the Company pays any dividend (whether in cash or in kind) on Shares in an amount equal to the ratio of (A) the aggregate value of the dividend that would have been payable on the Deferred Stock held by the Director immediately prior to such payment date had the Shares represented by such Deferred Stock been outstanding as of such payment date to (B) the Fair Market Value per Share as of such date.
8. Permitted Transfers. The rights under this Agreement may not be assigned, transferred or otherwise disposed of except by will or the laws of descent and distribution and may be exercised during the lifetime of Director only by Director. Upon any attempt to assign, transfer or otherwise dispose of this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Agreement and the rights and privileges conferred hereby immediately will become null and void.
9. Unfunded Obligation. This Agreement is designed and shall be administered at all times as an unfunded arrangement and Director shall be treated as an unsecured general creditor and shall have no beneficial ownership of any assets of the Company.
10. Taxes. Director will be solely responsible for any federal, state or other taxes imposed in connection with the granting of the Deferred Stock or the delivery of Shares pursuant thereto, and Director authorizes the Company to make any withholding for taxes which the Company deems necessary or proper in connection therewith. Upon recognition of income by Director with respect to the Award hereunder, the Company shall withhold taxes pursuant to the terms of the Plan.

Exhibit 10.27.2

11. Changes in Circumstances. It is expressly understood and agreed that Director assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the value of the Deferred Stock or the Shares issued pursuant thereto after the date hereof.
12. Conflict Between Plan and This Agreement. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern.
13. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
If to the Company, to it at:
Kansas City Southern
Attention: Corporate Secretary’s Office
427 W. 12th Street
Kansas City, MO 64105

If to Director, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

14. Governing Law. This Agreement shall be governed under the laws of the State of Delaware without regard to the principles of conflicts of laws.
15. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
16. Enforcement. In the event the Company or Director institutes litigation to enforce or protect its rights under this Agreement or the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys’ fees, out-of-pocket costs and disbursements of such party relating to such litigation.
17. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Exhibit 10.27.2

18. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.
19. Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code and Treasury Regulations promulgated thereunder (including the exceptions thereto) ("Section 409A") to the extent applicable, and the Agreement shall be interpreted in a manner consistent with such requirements. Notwithstanding any other provision in this Agreement, if any provision of this Agreement conflicts with the requirements of Section 409A, such provision shall be deemed reformed so as to comply with the requirements of Section 409A (or an exception thereto) and shall be interpreted and applied accordingly. IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
KANSAS CITY SOUTHERN
By:

Name: Adam J. Godderz

Title: Vice President & Corporate Secretary

DIRECTOR

[Name]
[Address]

Exhibit 10.27.2

Exhibit A
NON-MANAGEMENT DIRECTOR DEFERRED STOCK AWARD
ELECTION FORM

Last Name	First Name	MI

Mailing Address	City	State	Zip Code

Telephone		Email Address

SECTION 1 -DEFERRAL ELECTION
I irrevocably elect to receive the following portion of my annual cash retainers (exclusive of meeting fees) in the form of Deferred Stock pursuant to the Kansas City Southern 2017 Equity Incentive Plan: (choose one)

☐	☐	☐
☐	☐	☐	☐

SECTION 2 -DISTRIBUTION ELECTION
Your elections under this Section 2 only apply to your 2018 Deferred Stock Award. Your Deferred Stock attributable to any other year will be paid pursuant to the terms of the Deferred Stock Award for such year. You must complete both Parts A and B below.

A.	Commencement of Distribution
Except as set forth in Section 2C, below, I irrevocably elect to receive payment of my Deferred Stock at the following time (check one):

☐	☐
☐	☐	☐
	The earlier of:		[Insert Date] or the date
I cease being a Director for any reason.

B.	Form of Distribution
Except as set forth in Section 2C, below, I irrevocably elect to receive distributions of my Deferred Stock benefit in accordance with the following election (check one):

Exhibit 10.27.2

☐	☐
☐	☐	☐	☐
I understand that my benefit will be payable as of the date set forth in Section 2A, above, and that if I elect annual installment payments I will receive my first installment on the date specified under Section 2B and each subsequent installment on the anniversary(ies) of such initial installment date until my entire Deferred Stock benefit has been distributed in full.

C.	Change in Control; Death
I understand that, notwithstanding any other provision of this form to the contrary, my entire Deferred Stock benefit will be distributed in a single lump sum within five days following the occurrence of a Change in Control of the Company or my death.
SECTION 3 -BENEFICIARY DESIGNATION
If you die before you receive full payment of your Deferred Stock benefit, your remaining benefit will be paid to your Beneficiary designated in this Section 3. Payment will be made in the same manner as specified under Section 2B. Your designation below supersedes all prior Beneficiary Designations on file and will apply to your Deferred Stock Account for all years unless you specifically direct otherwise.

Social Security Number	Last Name	First Name	MI

Mailing Address	City	State	Zip Code	Telephone

SECTION 4 -SIGNATURE OF DIRECTOR

Signature

Date